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                                    EXHIBIT B

                Letters Testamentary for Estate of Emeric Harvey


                                  Page 17 of 17
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                                                           DOCKET NO.: 2001-3314

                              STATE OF NEW JERSEY
                         ESSEX COUNTY SURROGATE'S COURT

JOSEPH P. BRENNAN, JR.      Hall of Records, Room 206       PATRICIA A. TRABUCCO

     SURROGATE              Newark, New Jersey 07102          DEPUTY SURROGATE
                              Phone: 973-621-4900
                               Fax: 973-621-2514

In the matter of the Estate of:                                ADMINISTRATOR

EMERIC HARVEY, DECEASED                                      SHORT CERTIFICATE

AKA:




I, Joseph P. Brennan, Jr., Surrogate of Essex County, do hereby certify that Letters of Administration of the above named Decedent, who died intestate, late of the County of Essex and State of NJ, on September 11, 2001, were granted by the Surrogate of the County of Essex to Jennifer L. Harvey who is/are duly authorized to administer same agreeably to law; and I further certify that said letters as appears from the records of this court have never been revoked and still remain in full force and effect.



DO NOT ACCEPT WITHOUT RAISED SEAL         WITNESS my hand and seal of office on

                                          April 29, 2002



[SURROGATE SEAL OF THE COUNTY
     OF ESSEX, NEW JERSEY]                /s/  Joseph P. Brennan, Jr.



                                               Joseph P. Brennan, Jr. Surrogate

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